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                                                                EXHIBIT 99(J)(3)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus of the Munder Healthcare Fund, and "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information for Munder Series Trust and The Munder Framlington Funds Trust included in Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A, No. 333-15205) of The Munder Framlington Funds Trust.

     We also consent to the incorporation by reference in the combined Statement of Additional Information for the Munder Series Trust and The Munder Framlington Funds Trust of our reports dated August 14, 2003 with respect to the financial statements and financial highlights of each of the portfolios constituting Munder Series Trust and The Munder Framlington Funds Trust, included in the June 30, 2003 annual reports of The Munder Funds.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
October 27, 2003